SCHEDULE 14A INFORMATION
                    PROXY STATEMENT PURSUANT TO SECTION 14(A)
                     OF THE SECURITIES EXCHANGE ACT OF 1934
                               (Amendment No.____)


Filed by the Registrant [X]
Filed by a Party other than the Registrant [_]

Check the appropriate box:
      [_] Preliminary Proxy Statement
      [_] Confidential, for Use of the Commission Only (as permitted by Rule
          14a-6(e)(2))
      [X] Definitive Proxy Statement
      [_] Definitive Additional Materials
      [_] Soliciting Material Pursuant to ss.240.14a-12


                               I.D. SYSTEMS, INC.
   ---------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


  ----------------------------------------------------------------------------
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]   No fee required.

[_]   Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

      (1)   Title of each class of securities to which transaction applies:

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      (2)   Aggregate number of securities to which transaction applies:

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      (3)   Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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[_]   Fee paid previously with preliminary materials.

[_]   Check box if any part of the fee is offset as provided by Exchange Act
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      paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      (1)   Amount Previously Paid:

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

                               I.D. SYSTEMS, INC.


                              --------------------


                            Notice of Annual Meeting
                                       and
                                 Proxy Statement





Friday, June 17, 2005
at 10:00 a.m.
At the offices of Lowenstein Sandler P.C.
1251 Avenue of the Americas, 18th Floor
New York, New York 10020

                               I.D. Systems, Inc.
                              One University Plaza
                          Hackensack, New Jersey 07601



                                                                     May 6, 2005

Dear Stockholder:

      On behalf of the Board of Directors and management, I cordially invite you to attend the Annual Meeting of Stockholders of I.D. Systems, Inc. (the "Company") to be held on Friday, June 17, 2005, at 10:00 a.m. Eastern Daylight Time, at the offices of the Company's counsel, Lowenstein Sandler P.C., located at 1251 Avenue of the Americas, 18th Floor, New York, New York 10020.

      The Notice of Annual Meeting of Stockholders and Proxy Statement accompanying this letter describe the specific matters to be acted upon.

      In addition to the specific matters to be acted upon, there will be a report on the progress of the Company and an opportunity for questions of general interest to the stockholders.

      It is important that your shares be represented at the meeting. Whether or not you plan to attend in person, you are requested to vote, sign, date and promptly return the enclosed proxy in the self-addressed envelope provided.

      Thank you for your continued interest in I.D. Systems, Inc.

                                           Sincerely,

                                           /s/ Jeffrey M. Jagid
                                           --------------------
                                           Jeffrey M. Jagid
                                           Chief Executive Officer

                               I.D. Systems, Inc.
                              One University Plaza
                          Hackensack, New Jersey 07601

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                            TO BE HELD JUNE 17, 2005

To the Stockholders of I.D. Systems, Inc.:

      Notice is hereby given that the Annual Meeting of Stockholders of I.D. Systems, Inc. (the "Company") will be held at the offices of the Company's counsel, Lowenstein Sandler P.C., located at 1251 Avenue of the Americas, 18th Floor, New York, New York 10020, on Friday, June 17, 2005, at 10:00 a.m. Eastern Daylight Time, and thereafter as it may be postponed or adjourned from time to time, for the following purposes:

      1. To elect five (5) Directors, the names of whom are set forth on the accompanying proxy statement, to serve until the next annual meeting of stockholders and until their successors are duly elected and qualified;

      2. To adopt the Amended and Restated Stock Option Plan which is being amended and restated to include restricted stock and restricted unit awards;

      3. To ratify the appointment of Eisner LLP as independent auditors of the Company for 2005; and

      4. To transact such other business as may properly come before the Annual Meeting or at any adjournment or postponement thereof.

      Only stockholders of record at the close of business on April 25, 2005, are entitled to notice of and to vote at the Annual Meeting and any adjournments thereof.

      Whether you expect to attend the Annual Meeting or not, please vote, sign, date and return the enclosed proxy card in the self-addressed envelope provided as promptly as possible. If you attend the Annual Meeting, you may vote your shares in person, even though you have previously signed and returned your proxy.

By order of the Board of Directors,

/s/ Ned Mavrommatis
-------------------
Ned Mavrommatis
Secretary

Dated:  May 6, 2005

                               I.D. Systems, Inc.
                              One University Plaza
                          Hackensack, New Jersey 07601



                                                                     May 6, 2005

                                 Proxy Statement

                               GENERAL INFORMATION
                               -------------------

      This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of I.D. Systems, Inc., a Delaware corporation (the "Company"), to be used at the Annual Meeting of Stockholders (the "Annual Meeting") to be held at the offices of the Company's counsel, Lowenstein Sandler P.C., located at 1251 Avenue of the Americas, 18th Floor, New York, New York 10020, on Friday, June 17, 2005, at 10:00 a.m. Eastern Daylight Time, and any adjournments or postponements thereof.

      The cost of preparing, assembling and mailing the proxy material and of reimbursing brokers, nominees, and fiduciaries for the out-of-pocket and clerical expenses of transmitting copies of the proxy material to the beneficial owners of shares held of record by such persons will be borne by the Company. The Company does not intend to solicit proxies otherwise than by mail, but certain officers and regular employees of the Company, without additional compensation, may use their personal efforts, by telephone or otherwise, to obtain proxies. The Board of Directors has set April 25, 2005, as the record date (the "Record Date") to determine those holders of record of common stock, par value $.01 ("Common Stock") who are entitled to notice of, and to vote at the Annual Meeting. On or about May 6, 2005, the Company's 2004 Annual Report, including financial statements, this Proxy Statement and the proxy card (the "Proxy Card" or "Proxy") are being mailed to stockholders of record as of the close of business on the Record Date.

      A stockholder signing and returning a proxy on the enclosed form has the power to revoke it at any time before the shares subject to such proxy are voted by notifying the Secretary of the Company in writing. If a stockholder specifies how the proxy is to be voted with respect to any of the proposals for which a choice is provided, the proxy will be voted in accordance with such instructions. If a stockholder fails to so specify with respect to such proposals, the proxy will be voted FOR Proposals No. 1, No. 2 and No. 3.

      At least ten days before the Annual Meeting, the Company will make a complete list of the stockholders entitled to vote at the meeting open to the examination of any stockholder for any purpose germane to the Annual Meeting. The list will be open for inspection during ordinary business hours at our offices at One University Plaza, Hackensack, New Jersey 07601, and will also be made available to stockholders present at the Annual Meeting.

Outstanding Voting Securities

      Only stockholders of record at the close of business on the Record Date are entitled to vote at the Annual Meeting. As of the close of business on the Record Date, there were 7,667,591 shares of Common Stock outstanding. The holders of record of Common Stock on the Record Date will be entitled to one vote per share on each matter presented to the holders of Common Stock at the Annual Meeting. The presence at the meeting, in person or by proxy, of the holders of a majority of the total outstanding shares of Common Stock is necessary to constitute a quorum for the transaction of business at the Annual Meeting.

      If a quorum is present, in person or by proxy, all elections for Directors shall be decided by a plurality of the votes cast in respect thereof. The adoption of all other proposals will require the affirmative vote of a majority of the shares present, either in person or by proxy, and entitled to vote with respect to such proposals.

      If no voting direction is indicated on the proxy cards, the shares will be considered votes for the nominees. In accordance with Delaware law, stockholders entitled to vote for the election of Directors can withhold authority to vote for all nominees for Directors or can withhold authority to vote for certain nominees for Directors.

      Abstentions may be specified on all proposals submitted to a stockholder vote other than the election of Directors. Abstentions will be counted as present for purposes of determining the existence of a quorum regarding the proposal on which the abstention is noted. Abstentions on the Company's proposal to adopt the Company's Amended and Restated Stock Option Plan and to ratify the appointment of the independent auditors will have a negative effect on the outcome of such proposal.

      Brokers holding shares of the Company's Common Stock in street name who do not receive instructions are entitled to vote on the election of Directors and the ratification of the appointment of the independent auditors. Under applicable Delaware law, "broker non-votes" (where a broker submits a proxy but does not have authority to vote a customer's shares on such proposal) on any non-routine proposal would not be considered entitled to vote on that proposal and will, therefore, have no legal effect on the vote of that particular matter. Broker non-votes, however, will be counted as present for purposes of determining the existence of a quorum.

      Holders of Common Stock will not have any dissenters' rights of appraisal in connection with any of the matters to be voted on at the Annual Meeting, and there are no cumulative voting rights with respect to such matters.

How You Can Vote

      You may vote your shares by signing the enclosed proxy or voting instruction card and returning it in a timely manner. Please mark the appropriate boxes on the card and sign, date and return the card promptly. A postage-paid return envelope is enclosed for your convenience.

Stockholders' Proposals for Next Annual Meeting

      SEC regulations permit stockholders to submit proposals for consideration at annual meetings of stockholders. Any such proposals for the Company's 2005 Annual Meeting of Stockholders (to be held in 2006) must be submitted to the Company on or before January 6, 2006, and must comply with applicable regulations of the SEC in order to be included in proxy materials relating to that meeting. Stockholder proposals submitted outside the SEC proxy rule requirements must be received by the Company's Secretary in a timely fashion. To be timely, such notice and information regarding the proposal and the stockholder must be delivered to or mailed and received by the Company's Secretary at its principal executive offices, One University Plaza, Hackensack, New Jersey 07601, not less than 60 days nor more than 90 days prior to the first anniversary of the annual meeting of stockholders for the previous year; provided, however, that in the event that no annual meeting was held in the immediately preceding year or the date of such annual meeting is more than 30 days prior to or more than 60 days after such anniversary date, a timely notice by the stockholder must be delivered not earlier than the 90th day prior to such annual meeting and not later than the close of business on the later of the 60th day prior to such annual meeting or the 10th day following the day on which the date of such meeting is first publicly announced.

      Execution of the accompanying proxy card will not affect a stockholder's right to attend the Annual Meeting and vote in person. Any stockholder giving a proxy has the right to revoke it by giving written notice of revocation to the Secretary of the Company at any time before the proxy is voted or by attendance at the Annual Meeting and electing to vote in person.

                                 Proposal No. 1.

                           Election of Five Directors

      Five (5) directors will be elected at the Annual Meeting to serve for a term of one year, until the next Annual Meeting and until their successors have been duly elected and have qualified. If any nominee is unable to serve, which the Board of Directors has no reason to expect, the persons named in the accompanying proxy intend to vote for the balance of those named and, if they deem it advisable, for a substitute nominee. The five (5) nominees for election as directors to serve until the next Annual Meeting are Jeffrey M. Jagid, Kenneth S. Ehrman, Lawrence Burstein, Michael Monaco and Beatrice Yormark.

Directors, Executive Officers and Key Employees of the Company

      Set forth below are the names of the directors, executive officers and key employees of the Company as of April 30, 2005.

        Name                    Age                Title
--------------------------- ---------- -----------------------------------------
Jeffrey M. Jagid                36      Chairman and Chief Executive Officer
Kenneth S. Ehrman               35      President, Chief Operating Officer and
                                          Director
Ned Mavrommatis                 34      Chief Financial Officer, Treasurer and
                                          Corporate Secretary
Frederick F. (Rick) Muntz       52      Executive Vice President of Sales,
                                          Marketing and Customer Satisfaction
Michael L. Ehrman               32      Executive Vice President of Engineering
Lawrence Burstein(1)(2)(3)      62      Independent Director
Michael Monaco (1)(2)(3)        57      Independent Director
Beatrice Yormark (1)(2)(3)      60      Independent Director

--------------------
(1)   Member of the Compensation Committee
(2)   Member of the Audit Committee
(3)   Member of the Nominating Committee

      Executive officers of the Company are appointed at the discretion of the Board of Directors with no fixed term. The only family relationships between or among any of the executive officers or directors of the Company are as follows:
(i) the relationship between Mr. Kenneth S. Ehrman and Mr. Michael L. Ehrman (who are brothers), and (ii) the relationship between Ms. Beatrice Yormark and Mr. Jeffrey M. Jagid (Ms. Yormark is Mr. Jagid's aunt).

      The biographies of each of the five (5) director nominees of the Company and the executive officers and key employees of the Company are set forth below.

      Jeffrey M. Jagid, 36, has been Chairman of the Board since June 2001 and Chief Executive Officer of the Company since June 2000. Prior thereto, he served as the Company's Chief Operating Officer. Since he joined the Company in 1995, Mr. Jagid has served as a Director of the Company as well as its General Counsel. Mr. Jagid received a Bachelor of Business Administration from Emory University in 1991 and a Juris Doctor degree from the Benjamin N. Cardozo School of Law in 1994. Prior to joining the Company, Mr. Jagid was a corporate litigation associate at the law firm of Tannenbaum Helpern Syracuse & Hirschtritt LLP, in New York City. He is a member of the Bar of the States of New York and New Jersey. Mr. Jagid is also a director of Coining Technologies, Inc.

      Kenneth S. Ehrman, 35, is a founder of the Company and has been its Chief Operating Officer since June 2000. Mr. Ehrman has been President and a Director of the Company since inception in 1993. He graduated from Stanford University in 1991 with a Bachelor of Science in Industrial Engineering. Upon his graduation, and until the inception of the Company, Mr. Ehrman worked as a production manager with Echelon Corporation. Mr. Ehrman is the brother of Michael L. Ehrman, the Company's Executive Vice President of Engineering.

      Ned Mavrommatis, 34, has served as the Chief Financial Officer since joining the Company in August 1999, as Treasurer since June 2001 and as Corporate Secretary since November 2003. Prior to joining the Company, he was a Senior Manager at the accounting firm of Eisner LLP. Mr. Mavrommatis received a Master of Business Administration in finance from New York University's Leonard Stern School of Business and a Bachelor of Business Administration in accounting from Bernard M. Baruch College, The City University of New York. Mr. Mavrommatis is also a Certified Public Accountant.

      Frederick F. (Rick) Muntz, 52, has served as the Executive Vice President of Sales, Marketing and Customer Satisfaction since he joined the Company in January 2003. Prior to joining the Company, he was Vice President of the Americas for InVision Technologies. Mr. Muntz managed the introduction of Explosives Detection Systems (EDS) in Canada, South America and the United States Federal Aviation Administration and the newly formed Transportation Security Administration. Mr. Muntz has a successful 25 year track record of introducing and growing new technology products in a wide variety of markets. In medical markets, Mr. Muntz was responsible for the commercialization of Magnetic Resonance Imaging with Technicare, a subsidiary of Johnson & Johnson. Mr. Muntz received a Bachelor of Arts degree in Government and Law from Lafayette College.

      Michael L. Ehrman, 32, has served as the Company's Executive Vice President of Engineering since August 1999. Prior to that, he served as its Executive Vice President of Software Development since he joined the Company in 1995. Mr. Ehrman graduated from Stanford University in 1994 with a Master of Science in Engineering - Economics Systems as well as a Bachelor of Science in Computer Systems Engineering. Upon his graduation in 1994, Mr. Ehrman was employed as a Consultant for Andersen Consulting in New York. Mr. Ehrman is the brother of Kenneth S. Ehrman, the Company's Chief Operating Officer.

      Lawrence Burstein, 62, has served as a Director of the Company since June 1999. Since March 1996, Mr. Burstein has served as President and a director of Unity Venture Capital Associates, Ltd., a private investment company. From January 1982 to March 1996, Mr. Burstein was Chairman of the Board and a principal stockholder of Trinity Capital Corporation, a private investment company. Mr. Burstein is also a director of THQ, Inc., CAS Medical Systems, Inc., Traffix, Inc., Medical Nutrition, USA, Inc. and Trinity Partners Acquisition Company Inc. Mr. Burstein received a Bachelor of Arts in Economics from the University of Wisconsin and a Bachelor of Law from Columbia Law School.

      Michael Monaco, 57, has served as a Director of the Company since June 2001. Mr. Monaco is a Senior Managing Director at Conway DelGenio Gries & Co., LLC, a New York based firm specializing in restructurings, mergers and acquisitions and crisis and turnaround management. He served as Chairman and Chief Executive Officer of Accelerator, LLC, a provider of outsource services from 2000 to 2001. He served as a Vice Chairman of Cendant Corporation from 1996 to 2000 and as Chief Executive Officer of the Direct Marketing Division of Cendant from 1998 to 2000. Mr. Monaco served as the Executive Vice President and Chief Financial Officer of the American Express Company from 1990 to 1996. Mr. Monaco is a Director of Washington Group International, Inc. Mr. Monaco received a Bachelor of Science degree in Accounting from Villanova University and a Master of Business Administration degree from Fairleigh Dickinson University. Mr. Monaco is also a Certified Public Accountant.

      Beatrice Yormark, 60, has served as a director of the Company since June 2001. Ms. Yormark is the President and Chief Operating Officer of Echelon Corporation, a leader in networking every day devices. Ms. Yormark has been with Echelon since 1990. Prior to becoming the President and Chief Operating Officer in September 2001, she held the position of Vice President of Worldwide Marketing and Sales. Before joining Echelon, she was the Chief Operating Officer of Connect, Inc., an on-line information services company. Before joining Connect, Ms. Yormark held a variety of positions, including executive director of systems engineering for Telaction Corporation, director in the role of partner at Coopers & Lybrand, vice president of sales at INTERACTIVE Systems Corporation, and various staff positions at the Rand Corporation. Ms. Yormark spent one-year teaching computer science at Purdue University, following the completion of her MS degree in computer science. In addition to her graduate degree, Ms. Yormark has a BS degree in mathematics from City College of New York. Ms. Yormark is the aunt of Mr. Jeffrey M. Jagid, the Company's Chairman and Chief Executive Officer.

      The Board of Directors of the Company recommends a vote FOR the slate of director nominees. The vote of a plurality of shares, present in person or represented by proxy at the Annual Meeting and entitled to vote, is required to elect each of the Directors.

                          BOARD AND COMMITTEE MEETINGS

      The Board of Directors is responsible for the management and direction of the Company and for establishing broad corporate policies. Members of the Board of Directors are kept informed of the Company's business through various documents and reports provided by the Chief Executive Officer and other corporate officers, and by participating in Board of Directors and committee meetings. Each Director has access to all books, records and reports of the Company, and members of management are available at all times to answer their questions. The Board of Directors held four meetings during 2004. No Director attended fewer than 75% of the board meetings. The Board of Directors has a standing Compensation Committee, a standing Audit Committee and a standing Nominating Committee. The Company recently adopted a policy of encouraging, but not requiring, its Board members to attend annual meetings of stockholders. Last year all the board members attended the annual meeting of stockholders.

      Compensation Committee

      The Compensation Committee sets policies that govern executives' annual compensation and long-term incentives, reviews management performance, development and compensation, determines option grants and administers the Company's incentive plans. The Compensation Committee is composed of Messrs. Burstein, Monaco and Ms. Yormark, and all its are independent as defined in Rule 4200(a)(15) of the National Association of Securities Dealers' Marketplace Rules and under the SEC's Rule 10A-3. The Compensation Committee held two meetings during 2004 and through several unanimous written consents authorized stock option grants to employees. The Compensation Committee meetings were attended by all of the members.

      In February 2005, the Compensation Committee approved and implemented an Executive Compensation Plan for 2005. The plan includes a performance bonus, which gives each executive the opportunity to earn 100% of his salary as a bonus based on the Company's financial performance and the achievement of revenue goals with a specific customer. The Company's financial performance accounts for 80% of the bonus and the two metrics are revenue and net income. The achievement of revenue goals with a specific customer accounts for 20% of the bonus.

      Audit Committee

      The following disclosure about the Company's audit committee does not constitute soliciting material and shall not be deemed filed or incorporated by reference into any of the Company's other filings under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates the report by reference therein.

      The Company's Audit Committee was established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934. During 2004, the Audit Committee was composed of Messrs. Burstein, Monaco and Ms. Yormark. The Audit Committee held five meetings during 2004. The Audit Committee meetings were attended by all the members with the exception of one meeting, which Ms. Yormark could not attend.

      All of the Audit Committee members are "independent directors" pursuant to the definition contained in Rule 4200(a)(15) of the National Association of Securities Dealers' Marketplace Rules and under the SEC's Rule 10A-3. None of the Audit Committee members is a current officer or employee of the Company or any of its affiliates.

      The Company's Board of Directors has determined that it has at least one audit committee financial expert serving on its audit committee. Mr. Monaco serves as the audit committee financial expert.

      The Board of Directors has adopted a written charter for the audit committee, which is publicly available on the Company's website at www.id-systems.com. The charter has been approved and adopted by the Board of Directors and is reviewed and reassessed annually by the Audit Committee. The charter sets forth the responsibilities, authority and specific duties of the Audit Committee. The charter specifies, among other things, the structure and membership requirements of the Audit Committee, as well as the relationship of the Audit Committee to the Company's independent auditors and management.

      In accordance with its written charter, the Audit Committee assists the Board in monitoring (1) the integrity of the Company's financial reporting process including its internal controls regarding financial reporting, (2) the compliance by the Company with legal and regulatory requirements, (3) the independence and performance of the Company's internal and external auditors and
(4) an avenue of communication among the independent auditors, management and the Board of Directors.

      Audit Committee Report

      The Audit Committee has reviewed the audited financial statements of the Company for the year ended December 31, 2004 with management and Eisner LLP, the Company's independent auditors.

      The Audit Committee has discussed and reviewed with Eisner LLP all the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees). It has also received the written disclosures and the letter from Eisner LLP required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and has discussed with Eisner LLP their independence.

      Based on this review and discussions, the Audit Committee recommended to the Board of Directors that the Company's audited financial statements be included in its Annual Report on Form 10-KSB for the fiscal year ended December 31, 2004, for filing with the Securities and Exchange Commission.

      The Audit Committee
      Lawrence Burstein
      Michael Monaco
      Beatrice Yormark


      Nominating Committee

      The Nominating Committee was formed in March 2004 and is composed of Messrs. Burstein and Monaco and Ms. Yormark. All members of the Nominating Committee are independent as defined in Rule 4200(a)(15) of the National Association of Securities Dealers' Marketplace Rules and under the SEC's Rule 10A-3.

      The Board of Directors has adopted a Nominating Committee charter to govern its Nominating Committee, which is publicly available on the Company's website at www.id-systems.com. The Nominating Committee's charter authorizes the committee to develop certain procedures and guidelines addressing certain nominating matters, such as procedures for considering nominations made by stockholders, minimum qualifications for nominees and identification and evaluation of candidates for the Board, and the Nominating Committee has adopted procedures addressing the foregoing.

      Procedures for Considering Nominations Made by Stockholders. The Nominating Committee has adopted guidelines regarding procedures for nominations to be submitted by stockholders and other third-parties, other than candidates who have previously served on the Board of Directors or who are recommended by the Board of Directors. These guidelines provide that a nomination must be delivered to the Secretary of the Company at the principal executive offices of the Company not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of the preceding year's annual meeting; provided, however, that if the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice to be timely must be so delivered not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the close of business on the 10th day following the day on which public announcement of the date of such meeting is first made by the Company. The public announcement of an adjournment or postponement of an annual meeting will not commence a new time period (or extend any time period) for the giving of a notice as described above. The guidelines require a nomination notice to set forth as to each person whom the proponent proposes to nominate for election as a director: (a) all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected), and (b) information that will enable the Nominating Committee to determine whether the candidate or candidates satisfy the criteria established pursuant to the charter for director candidates.

      Qualifications. The Nominating Committee has adopted guidelines describing the minimum qualifications for nominees and the qualities or skills that are necessary for directors to possess. Each nominee:

      o must satisfy any legal requirements applicable to members of the Board of Directors;
      o must have business or professional experience that will enable such nominee to provide useful input to the Board of Directors in its deliberations;
      o must have a reputation, in one or more of the communities serviced by the Company and its affiliates, for honesty and ethical conduct;
      o must have a working knowledge of the types of responsibilities expected of members of the board of directors of a public company; and
      o must have experience, either as a member of the board of directors of another public or private company or in another capacity, that demonstrates the nominee's capacity to serve in a fiduciary position.

      Identification and Evaluation of Candidates for the Board. Candidates to serve on the Board of Directors will be identified from all available sources, including recommendations made by stockholders. The Nominating Committee's charter provides that there will be no differences in the manner in which the Nominating Committee evaluates nominees recommended by stockholders and nominees recommended by the Committee or management, except that no specific process shall be mandated with respect to the nomination of any individuals who have previously served on the Board. The evaluation process for individuals other than existing Board members will include:

      o a review of the information provided to the Nominating Committee by the proponent;
      o a review of reference letters from at least two sources determined to be reputable by the Nominating Committee; and
      o a personal interview of the candidate, together with a review of such other information as the Nominating Committee shall determine to be relevant.

      Third Party Recommendations. In connection with the Annual Meeting, the Nominating Committee did not receive any nominations from any stockholder or group of stockholders which owned more than 5% of the Company's Common Stock for at least one year.

      Process for Sending Communications to the Board of Directors

      The Board of Directors has established a procedure that enables stockholders to communicate in writing with members of the Board of Directors. Any such communication should be addressed to the Company's Secretary and should be sent to such individual c/o One University Plaza, Hackensack, New Jersey 07601. Any such communication must state, in a conspicuous manner, that it is intended for distribution to the entire Board of Directors. Under the procedures established by the Board of Directors, upon the Secretary's receipt of such a communication, the Company's Secretary will send a copy of such communication to each member of the Board of Directors, identifying it as a communication received from a stockholder. Absent unusual circumstances, at the next regularly scheduled meeting of the Board of Directors held more than two days after such communication has been distributed, the Board of Directors will consider the substance of any such communication.

                               OWNERSHIP OF SHARES

      The following table sets forth information with respect to the beneficial ownership of shares of common stock as of March 31, 2005:

      o each person or entity who is known by the Company to beneficially own five percent or more of the common stock;
      o     each director and executive officer of the Company; and
      o     all directors and executive officers of the Company as a group.

Name of Beneficial Owner(1)                Number of Shares       Percentage(2)
-------------------------------------- ------------------------ ----------------

Jeffrey M. Jagid                               595,875(3)              7.42%

Kenneth S. Ehrman                              626,313(4)              7.94%

Michael L. Ehrman                              424,650(5)              5.29%

Ned Mavrommatis                                 72,000(6)                 *

Frederick F. (Rick) Muntz                      171,300(7)              2.21%

Lawrence Burstein                               59,064(8)                 *

Michael Monaco                                  44,048(9)                 *

Beatrice Yormark                                46,176(10)                *

Martin Rosansky                                517,027(11)             7.29%

N. Bert Loosmore                               421,547(12)             5.95%

CQ Capital, LLC and E. Turner Baur             439,910(13)             5.73%

All Directors and Executive Officers         2,039,426(14)            23.17%
as a group (8 persons)

--------------------
*     Less than one percent

(1) Unless otherwise indicated, the address for each named individual or group is c/o I.D. Systems, Inc., One University Plaza, 6th Floor, Hackensack, NJ 07601.

(2) Unless otherwise indicated, the Company believes that all persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned by them. A person is deemed to be the beneficial owner of securities that can be acquired by such person within 60 days upon the exercise of options, warrants or convertible securities (in any case, the "Currently Exercisable Options"). Each beneficial owner's percentage ownership is determined by assuming that the Currently Exercisable Options that are held by such person (but not those held by any other person) have been exercised and converted.

(3) Includes 320,625 shares of common stock issuable upon exercise of Currently Exercisable Options granted to Mr. Jagid, pursuant to the Company's 1995 Employee Stock Option Plan and 1999 Stock Option Plan.

(4) Includes 184,750 shares of common stock issuable upon exercise of Currently Exercisable Options granted to Mr. Ehrman pursuant to the Company's 1995 Employee Stock Option Plan and 1999 Stock Option Plan.

(5) Includes 312,625 shares of common stock issuable upon exercise of Currently Exercisable Options granted to Mr. Ehrman pursuant to the Company's 1995 Employee Stock Option Plan and 1999 Stock Option Plan.

(6) Includes 72,000 shares of common stock issuable upon exercise of Currently Exercisable Options to Mr. Mavrommatis pursuant to the Company's 1999 Stock Option Plan.

(7) Includes 16,000 shares held in a trust for Mr. Muntz's nieces and nephews of which Mr. Muntz is the trustee. Also includes 10,300 shares held in custodial accounts for his children and 3,000 shares owned of record by his wife. Mr. Muntz currently exercises all voting and dispositive power with regard to such shares. Includes 60,000 shares of common stock issuable upon exercise of Currently Exercisable Options to Mr. Muntz pursuant to the Company's 1999 Stock Option Plan.

(8) Includes 55,564 shares of common stock issuable upon exercise of Currently Exercisable Options granted to Mr. Burstein pursuant to the Company's 1999 Director Option Plan.

(9) Includes 44,048 shares of common stock issuable upon exercise of Currently Exercisable Options granted to Mr. Monaco pursuant to the Company's 1999 Stock Option Plan and its 1999 Director Option Plan.

(10) Includes 43,884 shares of common stock issuable upon exercise of Currently Exercisable Options granted to Ms. Yormark pursuant to the Company's 1999 Director Option Plan.

(11) The address of the reporting person is 495 McKinley Drive, Sarasota, Florida 34236. The foregoing information is derived from a Schedule 13G filed on behalf of Mr. Rosansky on February 10, 2004.

(12) The address of the reporting person is 5950 6th Avenue South, Suite 212, Seattle, WA 98108. The foregoing information is derived from a Schedule 13G filed on behalf of Mr. Loosmore on February 19, 2004.

(13) Includes (i) 369,226 shares held by CQ Capital, L.L.C. and beneficially owned by E. Turner Baur and (ii) 70,684 shares beneficially owned by E. Turner Baur. The address of the business office of each of the reporting persons is 65 Locust Avenue, Second Floor, New Canaan, Connecticut 06840. The foregoing information is derived from a Schedule 13G/A filed on behalf of CQ Capital L.L.C. and E. Turner Baur on February 11, 2005.

(14) Includes 1,093,496 shares of common stock issuable upon exercise of Currently Exercisable Options granted to such individuals pursuant to the Company's 1995 Employee Stock Option Plan, 1999 Stock Option Plan and 1999 Directors Option Plan.

                             EXECUTIVE COMPENSATION

      The following table sets forth the compensation paid or accrued, for the fiscal years ended December 31, 2004, 2003 and 2002, for the Company's Chief Executive Officer and four most highly compensated executive officers other than its Chief Executive Officer, whose salary and bonus were in excess of $100,000 (the "Named Officers") who were employed by the Company on December 31, 2004.

                           Summary Compensation Table
                           --------------------------

                                                                                            Long-Term
                                                       Annual Compensation                 Compensation
                                                 ---------------------------------- -------------------------

           Name and                                                                     Securities Underlying
      Principal Position               Year          Salary            Bonus             Options/SARs (#)(1)
---------------------------------- ------------- ---------------- ----------------- -------------------------
Jeffrey M. Jagid                      2004          $226,500           $215,175                  80,000
Chief Executive Officer               2003          $215,625            $53,668                     ---
and General Counsel                   2002          $187,500            $59,000                     ---

Kenneth S. Ehrman                     2004          $200,000           $190,000                  70,000
President and Chief Operating         2003          $192,500            $42,350                     ---
Officer                               2002          $175,000            $55,067                     ---

Ned Mavrommatis                       2004          $181,000           $171,950                  55,000
Chief Financial Officer, Treasurer    2003          $172,500            $43,125                     ---
and Corporate Secretary               2002          $150,000            $47,200                     ---

Michael L. Ehrman                     2004          $175,000           $166,250                  55,000
Executive Vice President              2003          $165,000            $48,675                     ---
                                      2002          $150,000            $47,200                     ---

Frederick F. (Rick) Muntz             2004          $175,000           $166,250                     ---
Executive Vice President              2003          $160,416            $53,890                 300,000
                                      2002               ---                ---                     ---

--------------------
(1) Represents shares issuable pursuant to stock options granted under the Company's stock option plans. These options vest 20% per year commencing on the first anniversary of the date of grant.

Option Grants in 2004

      The following table sets forth for the year ended December 31, 2004, those Named Officers who received stock options to purchase the Company's common stock:

                             # of
                          Securities      % of Total Options
                          Underlying         Granted to            Exercise        Expiration
Name                      Options(1)      Employees in 2004         Price              Date
----                      ----------      -----------------         -----              ----

Jeffrey Jagid               80,000               12%                $6.65            2/6/2014

Kenneth Ehrman              70,000               11%                $6.65            2/6/2014

Ned Mavrommatis             55,000                8%                $6.65            2/6/2014

Michael Ehrman              55,000                8%                $6.65            2/6/2014

--------------------
(1) These options vest 20% per year commencing on the first anniversary of the date of grant.

Option Exercises in 2004 and Fiscal Year End Option Values

      The following table sets forth for the year ended December 31, 2004, those Named Officers who exercised options to purchase the Company's common stock and the fiscal year-end value of unexercised options:

                               Shares
                            Acquired on       Value          Number of Securities             Value of Unexercised
Name                          Exercise      Realized     Underlying Options at Fiscal    in-the-money Options at Fiscal
----                          --------      --------              Year End                         Year End
                                 (#)           ($)                  (#)                            ($)(1)
                                                         Exercisable     Unexercisable    Exercisable     Unexercisable
                                                         -----------     -------------    -----------     -------------
Jeffrey Jagid                  87,500       $937,125       289,625          121,000        $4,500,753       $1,464,995

Kenneth Ehrman                 62,500       $346,250       163,250           95,500        $2,538,765       $1,157,748

Ned Mavrommatis                43,000       $345,887        57,000           91,000          $722,502       $1,141,693

Michael L. Ehrman              70,500       $783,255       286,625           94,000        $4,461,953       $1,138,810

Frederick Muntz                60,000       $148,200             0          240,000                 0       $3,494,400

--------------------
(1) Based on $18.66 per share, the closing price of the Common Stock, as reported on the Nasdaq National Market, on December 31, 2004.

Directors' Compensation

      The Company reimburses its Directors for reasonable travel expenses incurred in connection with their activities on behalf of the Company. Non-employee directors also receive:

      o     $2,500 per board meeting attended in person;
      o     $250 per board meeting participated via telephone;
      o     $5,000 per year for serving on the audit committee; and
      o     $1,000 per year for serving on the compensation committee.

      Non-employee directors are entitled to participate in the Company's 1999 Director Option Plan. A total of 600,000 shares of Common Stock have been reserved for issuance under such plan. The plan provides for the automatic grant of 15,000 shares to each non-employee director at the time he or she is first elected to the Board of Directors and an automatic grant of an option to purchase 5,000 shares on the first day of each fiscal quarter, if on such date he or she has served on the board for at least six months. Each option grant under the plan has a term of 10 years and vests on a cumulative monthly basis over a four-year period. The exercise price of all options equals the fair market value of the Common Stock on the date of grant.

      Employee directors are entitled to participate in the Company's 1999 Stock Option Plan. A total of 2,812,500 shares have been reserved for issuance under the plan. The plan provides for grants of incentive stock options and non-qualified stock options. Options can be granted under the plan on terms and at prices as determined by the Board of Directors, or a committee of the Board of Directors, except that the exercise price of incentive options will not be less than the fair market value of common stock on the date of grant. In the case of an incentive stock option granted to a stockholder who owns more than 10% of the total combined voting power of all classes of the Company's stock, the per share exercise price will not be less than 110% of the fair market value on the date of grant. The aggregate fair market value, determined on the date of grant, of the shares covered by incentive stock options granted under the plan that become exercisable by a grantee for the first time in any calendar year is subject to a $100,000 limit.

Employment Contracts and Termination of Employment, and Change In Control Arrangements

      None.

Certain Relationships and Related Transactions

      None.

Section 16(a) Beneficial Ownership Reporting Compliance

      Based solely upon a review of Forms 3 and 4 and amendments to these forms furnished to the Company, all parties subject to the reporting requirements of
Section 16(a) of the Exchange Act filed all such required reports during and with respect to the fiscal year ended December 31, 2004.

Code of Ethics

      We have a code of ethics that applies to our Chief Executive Officer and Chief Financial Officer, and other persons who perform similar functions. A copy of our Code of Ethics can be found on our website at www.id-systems.com. Our Code of Ethics is intended to be a codification of the business and ethical principles which guide us, and to deter wrongdoing, to promote honest and ethical conduct, to avoid conflicts of interest, and to foster full, fair, accurate, timely and understandable disclosures, compliance with applicable governmental laws, rules and regulations, the prompt internal reporting of violations and accountability for adherence to this Code.

                                 Proposal No. 2.

               Adoption of Amended and Restated Stock Option Plan
             To Include Restricted Stock and Restricted Unit Awards

      In 1999, the Company's Board of Directors and shareholders adopted the 1999 Stock Option Plan of I.D. Systems, Inc. (the "Stock Option Plan"). The Board continues to believe that the Stock Option Plan enables the Company to attract and retain qualified directors, officers and employees, to facilitate performance-based compensation for employees and to provide incentives for the participants in the Stock Option Plan to enhance the value of the Company's Common Stock. On April 20, 2005, the Company's Board approved, subject to shareholder approval, an amendment and restatement of the Stock Option Plan (the "Amended and Restated Stock Option Plan") to permit the grant of Restricted Shares (as defined below).

      At the Annual Meeting, shareholders will consider the adoption of an Amended and Restated Stock Option Plan. The Board recommends that the shareholders approve the adoption of the Amended and Restated Stock Option Plan. The principal aspects of the Amended and Restated Stock Option Plan are summarized below. Shareholders are urged to read the full text of the Amended and Restated Stock Option Plan, which is attached to this proxy statement as Exhibit A.

Administration

      The Stock Option Plan provides that it is administered by the Board of Directors or any duly created committee appointed by the Board and charged with the administration of the Stock Option Plan (the "Committee"). The Compensation Committee of the Board of Directors currently administers the Stock Option Plan and serves as the Committee.

Eligibility

      All directors, officers, employees and consultants of the Company and its subsidiaries (approximately 55 persons as of December 31, 2004) are eligible to receive options under the Stock Option Plan. All option grants under the Stock Option Plan are discretionary, and the Company is unable, at the present time, to determine the identity or number of directors, officers and other employees who may be granted options under the Stock Option Plan in the future.

Types of Options and Other Awards

      The Committee may designate any option granted under the Stock Option Plan as either an "incentive stock option" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended or a nonqualified stock option, or the Committee may designate a portion of the option as an incentive stock option and the remaining portion as a nonqualified stock option. Any portion of an option that is not designated as an incentive stock option will be a nonqualified stock option.

      The Stock Option Plan, as amended and restated, also permits the grant of restricted stock awards and restricted stock unit awards. A restricted stock award is a grant of shares of Common Stock, and a restricted stock unit award is the grant of a right to receive shares of Common Stock in the future, with such shares of Common Stock ("Restricted Shares") or right to future delivery of such shares of Common Stock subject to a risk of forfeiture or other restrictions that will lapse upon the achievement of one or more conditions relating to completion of service by the participant, or achievement of performance goals or such other objectives, as established and determined by the Committee.

      Restricted Shares granted under the Stock Option Plan may not be sold, transferred, pledged or otherwise encumbered or disposed of during the restricted period established by the Committee. The Committee may also impose additional restrictions on a recipient's right to dispose of or encumber Restricted Shares.

      It is intended that the vesting of Restricted Shares will be based upon length of service and/or performance goals established by the Committee.

      Holders of Restricted Shares that are the subject of restricted stock awards may exercise the rights of a stockholder, such as the right to vote the shares and to receive dividends and other distributions, unless otherwise provided by the Committee. Holders of restricted stock unit awards on the other hand, do not have any of the rights and privileges of a shareholder until the Restricted Shares that are the subject of the award are issued.

Exercise Period

      The term and exercise conditions of any option granted under the Plan will be established by the Committee, but in no event may the term of any incentive stock option exceed ten years (five years in the case of a person who is the beneficial owner of more than 10% of the combined voting power of the Company's capital stock) or be granted after May 13, 2009. The Committee may accelerate the vesting of any option granted under the Stock Option Plan.

Exercise Price

      Options granted under the Stock Option Plan will have an exercise or payment price as established by the Committee, provided that the exercise price of incentive stock options may not be less than the fair market value of the underlying shares on the date of grant. However, if incentive stock options are granted to a person who is the beneficial owner of more than 10% of the combined voting power of the Company's capital stock, such options shall be granted at a price of not less than 110% of the fair market value of the shares covered by the option. If on the date of grant the Common Stock is listed on a stock exchange or is quoted on the automated quotation system of Nasdaq, the fair market value shall be the average of the highest and lowest sales prices (or if such price is unavailable, the average of the highest bid price and the lowest asked price) on such date. If no such prices are available, the fair market value shall be determined in good faith by the Committee by any method consistent with applicable U.S. Treasury regulations relating to stock options. On April 15, 2005, the average of the highest and lowest sales prices of a share of the Company's Common Stock on the Nasdaq National Market was $11.20.

Payment

      Upon exercise of an option granted under the Stock Option Plan, the participant will be required to provide the payment price in full in cash or by certified check or, if permitted by the Committee, in shares of previously acquired Common Stock having an aggregate fair market value on the date of exercise equal to the exercise price, or by a combination of checks and shares. In connection with any exercise of options, the Company will have the right to collect or withhold from any payments under the Stock Option Plan all taxes required to be withheld under applicable law.

Transferability

      Options and Restricted Shares granted under the Stock Option Plan generally will be nontransferable, except by will or by the laws of descent and distribution. During the lifetime of a participant, an option generally may be exercised only by the participant and after the participant's death only by the participant's executor, administrator or personal representative.

Termination of Employment

      If a participant's relationship with the Company as an employee or a consultant ceases for cause, then all options shall terminate immediately. In all other termination circumstances (except death or disability), unless otherwise provided by the Committee, options may be exercised, to the extent exercisable on the date of termination, up until 90 days after the date of termination.

      If a participant dies while employed by or while rendering consulting services to the Company, or within three months after such relationship ends (unless such relationship was terminated for cause), or within one year following termination of such relationship by reason of disability, then, unless otherwise provided by the Committee, the participant's options may be exercised, to the extent exercisable on the date of death, at any time within one year after the date of death (but not later than the date the option would otherwise have expired).

      If a participant's relationship with the Company as an employee or a consultant ceases due to the participant's disability, then, unless otherwise provided by the Committee, the participant's options may be exercised, to the extent exercisable on the date of death, at any time within one year after the effective date of the participant's termination (but not later than the date the option would otherwise have expired).

      Unless otherwise provided by the Committee, any Restricted Shares of a participant will be forfeited upon termination of employment or service with the Company if the restrictions applicable to such Restricted Shares had not lapsed as of the date of such termination.

Amendment and Termination

      The Stock Option Plan may be amended or terminated at any time by the Board of Directors, except that no amendment may be made without shareholder approval if such amendment would increase the maximum number of shares of Common Stock available for issuance under the Stock Option Plan, change the eligibility requirements, or make any other change for which shareholder approval is required by applicable law. In addition, no termination, suspension or amendment of the Stock Option Plan may adversely affect the rights of a participant under an outstanding option or award without the consent of the holder thereof.

Shares Subject to the Plan

      A total of 2,812,500 shares of Common Stock (subject to adjustment as described below) may be issued under the Stock Option Plan. Any shares delivered pursuant to the Stock Option Plan may be authorized and unissued shares or treasury shares.

Adjustments

      The number of shares of Common Stock available for option and award grants and the shares covered by options and awards shall be adjusted equitably for stock splits, stock dividends, recapitalizations, mergers and other changes in the Company's capital stock. Comparable changes shall be made to the exercise price of outstanding options. If any option should terminate for any reason without having been exercised in full, or if any Restricted Shares are forfeited, the shares subject to such option and such Restricted Shares will again become available for option and award grants.

Change In Control

      The Stock Option Plan provides that all outstanding stock options will become immediately exercisable, and the restrictions with respect to outstanding Restricted Shares will lapse, upon the occurrence of a "change in control". The Stock Option Plan provides in general that a "change in control event" shall be deemed to have occurred if any of the following events occur: (a) the consummation of any merger of the Company with any other company unless the combined voting power of the Company's voting securities outstanding immediately prior thereto continue to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 70% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; (b) the consummation of any sale or other disposition of all or substantially all of the assets of the Company; (c) approval by the shareholders of the Company of a plan of liquidation of the Company; (d) any action pursuant to which any person or group (as defined in Sections 3(a)(9) and 13(d) of the Securities Exchange Act of 1934) shall become the beneficial owner of 20% or more of the Company's outstanding voting securities; or (e) the individuals who were members of the Company's Board of Directors on May 14, 1999 (the date on which the Stock Option Plan was initially adopted by the Board), including any individuals who became or become directors after that date and whose election or nomination for election was approved by at least two-thirds of the directors of the Board, cease to constitute a majority of the members of the Company's Board of Directors.

Additional Limitation

      No participant may receive incentive stock options that first become exercisable in any calendar year in an amount exceeding $100,000. In addition, no one person may receive incentive stock options for more than 300,000 shares of Common Stock in any fiscal year. Under the Stock Option Plan, as amended and restated, the maximum number of shares of Common Stock with respect to which any stock options may be granted to any individual during any fiscal year of the Company is 700,000.

Federal Income Tax Consequences

      BECAUSE OF THE COMPLEXITY OF THE FEDERAL INCOME TAX LAWS AND THE APPLICATION OF VARIOUS STATE INCOME TAX LAWS, THE FOLLOWING DISCUSSION OF TAX CONSEQUENCES IS GENERAL IN NATURE AND RELATES SOLELY TO FEDERAL INCOME TAX MATTERS. PARTICIPANTS ARE ADVISED TO CONSULT THEIR PERSONAL TAX ADVISORS BEFORE EXERCISING AN OPTION OR DISPOSING OF ANY STOCK RECEIVED PURSUANT TO THE EXERCISE OF ANY SUCH OPTION. IN ADDITION, THE FOLLOWING SUMMARY IS BASED UPON AN ANALYSIS OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, AS CURRENTLY IN EFFECT, EXISTING LAWS, JUDICIAL DECISIONS, ADMINISTRATIVE RULINGS, REGULATIONS AND PROPOSED REGULATIONS, ALL OF WHICH ARE SUBJECT TO CHANGE.

      The Internal Revenue Code of 1986, as amended (the "Code"), treats incentive stock options and nonqualified stock options differently. A participant's individual consequences will depend upon the nature of the option received. However, as to both types of options, no income will be recognized to the optionee at the time of the grant of an option, nor will the Company be entitled to a tax deduction at that time.

      Upon the exercise of a nonqualified stock option, the optionee will recognize ordinary income tax on the excess of the fair market value of the stock on the exercise date over the exercise price, if any. The Company generally will be entitled to a tax deduction in an amount equal to the ordinary income recognized by the optionee. If shares acquired upon such exercise are held for more than one year before disposition, any gain on disposition of such shares will be treated as long-term capital gain.

      An optionee will not recognize any federal income tax in respect of incentive stock options at the time of exercise. However, the excess of the fair market value of the stock on the date of exercise over the exercise price will be taken into account in determining whether the "alternative minimum tax" will apply for the year of exercise. If the shares acquired upon the exercise are not disposed of within two years from the date the options were granted nor within one year after the shares are transferred, any gain or loss upon the sale of such shares will be treated as long-term capital gain or loss (measured by the difference between the sales price of the stock and the exercise price). If the two-year and one-year holding period requirements are not met (a "disqualifying disposition"), an optionee will recognize ordinary income in the year of disposition in an amount equal to the lesser of (i) the fair market value of the stock on the date of exercise minus the exercise price or (ii) the amount realized on disposition minus the exercise price. The remainder of the gain will be treated as long-term or short-term capital gain, depending upon whether the stock has been held for more than one year. If an optionee makes a disqualifying disposition, the Company will be entitled to a tax deduction equal to the amount of ordinary income recognized by the optionee.

      In general, if an optionee in exercising an option tenders shares of Common Stock in partial or full payment of the option price, no gain or loss will be recognized on the tender. However, if the tendered shares were previously acquired upon the exercise of an incentive stock option and the tender is within two years from the date the option was granted or one year after the date of exercise of the other option, the tender will be a disqualifying disposition of the tendered shares.

      As noted above, the exercise of an incentive stock option could subject the optionee to the alternative minimum tax. The application of the alternative minimum tax to any particular optionee depends upon the particular facts and circumstances which exist with respect to the optionee in the year of exercise. However, as a general rule, the amount by which the fair market value of the Common Stock on the date of exercise of an option exceeds the exercise price of the option will constitute an item of "adjustment" for purposes of determining the alternative minimum tax that may be imposed. As such, this item will enter into the tax base on which the alternative minimum tax is computed, and may therefore cause the alternative minimum tax to become applicable in a given year.

      Generally, absent an election to be taxed currently under Section 83(b) of the Code (a "Section 83(b) Election"), there will be no federal income tax consequences to either the recipient or the Company upon the grant of Restricted Shares. At the expiration of the restriction period and the satisfaction of any other restrictions applicable to the Restricted Shares, the recipient will recognize ordinary income and the Company generally will be entitled to a corresponding deduction equal to the fair market value of the Common Stock at that time. If a Section 83(b) Election is made within 30 days after the date the Restricted Shares are received, the recipient will recognize an amount of ordinary income at the time of the receipt of the Restricted Shares, and the Company generally will be entitled to a corresponding deduction, equal to the fair market value (determined without regard to applicable restrictions) of the shares at such time. If a Section 83(b) Election is made, no additional income will be recognized by the recipient upon the lapse of restrictions on the shares (and prior to the sale of such shares), but, if the shares are subsequently forfeited, the recipient may not deduct the income that was recognized pursuant to the Section 83(b) Election at the time of the receipt of the shares.

      Code Section 162(m) denies a deduction to any publicly held corporation for compensation paid to certain "covered employees" in a taxable year to the extent that compensation exceeds $1 million for a covered employee. It is possible that compensation attributable to stock options and award granted in the future under the 2005 Plan, when combined with all other types of compensation received by a covered employee from the Company, may cause this limitation to be exceeded in any particular year. Certain kinds of compensation, including qualified "performance-based compensation," are disregarded for purposes of the deduction limitation. In accordance with Treasury regulations issued under Code Section 162(m), compensation attributable to stock options will qualify as performance-based compensation, provided that: (i) the stock award plan contains a per-employee limitation on the number of shares for which stock options may be granted during a specified period; (ii) the per-employee limitation is approved by the stockholders; (iii) the award is granted by a compensation committee comprised solely of "outside directors"; and (iv) the exercise price of the option is no less than the fair market value of the stock on the date of grant.

Option and Award Grants

      The grant of options and awards under the Stock Option Plan is discretionary, and the Company cannot determine now the number or type of options and awards to be granted in the future to any particular person or group.

      Since adoption of the Stock Option Plan in May 1999, the following options have been granted to the following persons and groups under the Stock Option
Plan:

                                                                  No. of Options
Optionee                                                             Granted
--------                                                             -------
Jeffrey Jagid                                                         280,000
Kenneth Ehrman                                                        203,500
Ned Mavrommatis                                                       269,000
Frederick Muntz                                                       330,000
Michael Ehrman                                                        247,000
All Current Executive Officers as a Group                           1,329,500
All Current Directors who are not Executive Officers as a Group        16,800
All Employees, Including all Current Officers Who are Not             905,500
  Executive Officers, as a Group

----------------

      The following table provides information about the Company's Common Stock that may be issued upon the exercise of options under the Company's Stock Option Plan, the 1995 Stock Option Plan and the 1999 Directors Stock Option Plan as of December 31, 2004. These plans were the Company's only equity compensation plans in existence as of December 31, 2004. No warrants or rights may be granted, or are outstanding, under the Stock Option Plan.

                                                                                                    (c)
                                                                                           Number Of Securities
                                         (a)                          (b)                 Remaining Available For
                               Number Of Securities To     Weighted-Average Exercise   Future Issuance Under Equity
                               Be Issued Upon Exercise       Price Of Outstanding           Compensation Plans
                               Of Outstanding Options,      Options, Warrants and          (Excluding Securities
       Plan Category             Warrants and Rights                Rights              Reflected In Column (a)(1))
       -------------             -------------------                ------              ---------------------------
Equity Compensation Plans
  Approved by Shareholders            2,291,000                     $5.04                        1,366,000

Equity Compensation Plans
  Not Approved by Shareholders                0                         0                                0

TOTAL                                 2,291,000                     $5.04                        1,366,000

-----------------

      The Board of Directors recommends that the stockholders vote FOR approval of this proposal. The affirmative vote of the majority of the votes cast at the Annual Meeting is required for the adoption of the Amended and Restated Stock Option Plan.

                                 Proposal No. 3.

               Ratification of Appointment of Independent Auditors

      The Board of Directors has reappointed Eisner LLP as independent auditors to audit the financial statements of the Company for the current fiscal year, subject to the ratification of such appointment by the Company's stockholders.

      Representatives of the firm of Eisner LLP are expected to be present at the Annual Meeting and will have an opportunity to make a statement, if they so desire, and will be available to respond to appropriate questions.

Audit Fees

      The aggregate fees billed by Eisner LLP for professional services rendered for the audit of the Company's annual financial statements for the fiscal years ended December 31, 2004 and 2003, and for the reviews of the financial statements included in the Company's Quarterly Reports on Form 10-QSB for fiscal years 2004 and 2003 were $61,000 and $57,788, respectively.

Audit Related Fees

      Other than the fees described under the caption "Audit Fees" above, Eisner LLP did not bill any fees for services rendered to us during fiscal years 2004 and 2003 for assurance and related services in connection with the audit or review of our consolidated financial statements.

Tax Fees

      There were no fees billed by Eisner LLP for professional services rendered for tax compliance, tax advice or tax planning during fiscal years 2004 and 2003.

All Other Fees

      There were no fees billed by Eisner LLP for other professional services rendered during fiscal years 2004 and 2003.

Pre-Approval of Services

      The Audit Committee pre-approves all services, including both audit and non-audit services, provided by our independent accountants. For audit services, each year the independent auditor provides the Audit Committee with an engagement letter outlining the scope of the audit services proposed to be performed during the year, which must be formally accepted by the Committee before the audit commences. The independent auditor also submits an audit services fee proposal, which also must be approved by the Committee before the audit commences.

      The Board of Directors recommends that the stockholders vote FOR approval of this proposal. The affirmative vote of the majority of the votes cast at the Annual Meeting is required for the ratification of the appointment of the independent auditors.

                                  MISCELLANEOUS
                                  -------------

Annual Report

      The Company's Annual Report to Shareholders accompanies delivery of this Proxy Statement.

Other Business

      As of the date of this proxy statement, the Board of Directors is not informed of any matters, other than those stated above, that may be brought before the meeting. The persons named in the enclosed form of proxy or their substitutes will vote with respect to any such matters in accordance with their best judgment.

                       WHERE YOU CAN FIND MORE INFORMATION

      We file annual, quarterly and special reports, proxy statements and other information with the SEC. Stockholders may read and copy any reports, statements or other information that we file at the SEC's public reference rooms in Washington, D.C., New York, New York, and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information about the public reference rooms. Our public filings are also available from commercial document retrieval services and at the Internet Web site maintained by the SEC at http://www.sec.gov.

      Upon the request of a stockholder, the Company shall provide to such person, without charge, a copy of the Company's annual report on Form 10-KSB for the fiscal year ended December 31, 2004.

      STOCKHOLDERS SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROXY STATEMENT TO VOTE THEIR SHARES AT THE ANNUAL MEETING. NO ONE HAS BEEN AUTHORIZED TO PROVIDE ANY INFORMATION THAT IS DIFFERENT FROM WHAT IS CONTAINED IN THIS PROXY STATEMENT. THIS PROXY STATEMENT IS DATED MAY 6, 2004. STOCKHOLDERS SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THIS PROXY STATEMENT IS ACCURATE AS OF ANY DATE OTHER THAN THAT DATE.

By order of the Board of Directors,


/s/ Ned Mavrommatis
-------------------
Ned Mavrommatis
Secretary

Dated:  May 6, 2005

                                      PROXY
                                      -----

                             This Proxy is Solicited

                       on Behalf of the Board of Directors

                               I.D. SYSTEMS, INC.
                              ONE UNIVERSITY PLAZA
                          HACKENSACK, NEW JERSEY 07601

      The undersigned hereby appoints Michael L. Ehrman and Ned Mavrommatis as proxy to represent the undersigned at the Annual Meeting of Stockholders to be held at the offices of the Company's counsel, Lowenstein Sandler P.C., located at 1251 Avenue of the Americas, 18th Floor, New York, New York 10020, on Friday June 17, 2005, at 10:00 a.m., local time, and at any adjournments thereof, and to vote the shares of Common Stock of I.D. Systems, Inc. the undersigned would be entitled to vote if personally present, as indicated below.

1.    Election of Directors.

      |_| FOR ALL NOMINEES LISTED BELOW           |_|  WITHHOLD AUTHORITY
      (except as marked to the contrary below)    to vote for all nominees below

                   (INSTRUCTION: To withhold authority to vote
                    for any individual nominee strike a line
                  through the nominee's name in the list below)

      Nominees: Jeffrey M. Jagid, Kenneth S. Ehrman, Lawrence Burstein,
                Michael Monaco, Beatrice Yormark

2. Adoption of the Amended and Restated Stock Option Plan which is being amended and restated to include restricted stock and restricted unit awards

                    FOR  |_|   AGAINST  |_|   ABSTAIN  |_|

3. Ratification of the appointment of Eisner LLP as the Company's independent auditors.

                    FOR  |_|   AGAINST  |_|   ABSTAIN  |_|

The shares represented by this proxy will be voted in the manner directed. In the absence of any direction, the shares will be voted FOR each nominee named in Proposal 1 and FOR Proposals 2 and 3 and in accordance with their discretion on such other matters as may properly come before the meeting.

                                                  Dated ________________, 2005


                                                  ______________________________


                                                  ______________________________
                                                            Signature(s)


(Signature(s) should conform to names as registered. For jointly owned shares, each owner should sign. When signing as attorney, executor, administrator, trustee, guardian or officer of a corporation, please give full title of a partnership, please sign in partnership name by authorized person.)

                                    EXHIBIT A
                                    ---------


                             1999 STOCK OPTION PLAN
                                       of
                                I.D. SYSTEMS, INC.

                As Amended and Restated Effective April 20, 2005

      1. Purposes of the Plan. This stock incentive plan (the "Plan") is designed to provide an incentive to key employees (including directors and officers who are key employees) and to consultants who are not employees of I.D. Systems, Inc., a Delaware corporation (the "Company"), and to offer an additional inducement in obtaining the services of such persons. The Plan provides for the grant of "incentive stock options" ("ISOs") within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), nonqualified stock options which do not qualify as ISOs ("NQSOs"), restricted stock awards ("Restricted Stock Awards") and restricted stock unit awards ("Restricted Stock Units" and, together with Restricted Stock Awards, "Stock Awards"). The Company makes no representation or warranty, express or implied, as to the qualification of any option as an "incentive stock option" under the Code.

      2. Stock Subject to the Plan. Subject to the provisions of Paragraph 12, the aggregate number of shares of Common Stock, $.01 par value per share, of the Company ("Common Stock") for which options or Stock Awards may be granted under the Plan shall not exceed 2,812,500 (taking into account a 1.25 stock split to be effected prior to or contemporaneous with the Company's initial public offering). Such shares of Common Stock may, in the discretion of the Board of Directors of the Company (the "Board of Directors"), consist either in whole or in part of authorized but unissued shares of Common Stock or shares of Common Stock held in the treasury of the Company. Subject to the provisions of Paragraph 13, any shares of Common Stock subject to an option or Stock Award which for any reason expires, is canceled or is terminated unexercised or which ceases for any reason to be exercisable, shall again become available for the granting of options and Stock Awards under the Plan. The Company shall at all times during the term of the Plan reserve and keep available such number of shares of Common Stock as will be sufficient to satisfy the requirements of the Plan.

      The maximum number of shares with respect to which options may be granted under the Plan to any individual in any fiscal year shall be 750,000.

      3. Administration of the Plan. The Plan shall be administered by the Board of Directors or a committee of the Board of Directors (collectively, the "Committee"). A majority of the members of the Committee shall constitute a quorum, and the acts of a majority of the members present at any meeting at which a quorum is present, and any acts approved in writing by all members without a meeting, shall be the acts of the Committee.

      Subject to the express provisions of the Plan, the Committee shall have the authority, in its sole discretion, to make all determinations relating to the Plan, including, but not limited to, the right to determine: the key employees and consultants who shall be granted options and Stock Awards; the type(s) of options or Stock Awards to be granted to a key employee; the times when an option or Stock Award shall be granted; the number of shares of Common Stock to be subject to each option and Stock Award; the term of each option and Stock Award; the date each option shall become exercisable; whether an option shall be exercisable in whole, in part or in installments and, if in installments, the number of shares of Common Stock to be subject to each installment, whether the installments shall be cumulative, the date each installment shall become exercisable and the term of each installment; the terms of the restricted period and other conditions and restrictions applicable to Stock Awards; whether to accelerate the date of exercise of any option or to accelerate the lapse of any restrictions applicable to a Stock Award or any installment thereof; whether shares of Common Stock may be issued upon the exercise of an option as partly paid and, if so, the dates when future installments of the exercise price shall become due and the amounts of such installments; the exercise price of each option; the form of payment of the exercise price; whether to require the optionee to enter into a stockholder's agreement with the Company as a condition to exercising any option; whether to restrict the sale or other disposition of the shares of Common Stock acquired upon the exercise of an option or Stock Award and, if so, whether and under what conditions to waive any such restriction; whether and under what conditions to subject all or a portion of the grant or exercise of an option or the shares acquired pursuant to the exercise of an option or a Stock Award to the fulfillment of certain restrictions or contingencies as specified in the contract referred to in Paragraph 12 hereof (the "Contract"), including without limitation, restrictions or contingencies relating to entering into a covenant not to compete with the Company, to financial objectives for the Company or a division of any of the foregoing, a product line or other category, and/or to the period of continued employment of the participant with the Company, and to determine whether such restrictions or contingencies have been met; whether a participant is Disabled (as defined in Paragraph 20); the amount, if any, necessary to satisfy the obligation of the Company, to withhold taxes or other amounts; the fair market value of a share of Common Stock; to construe the respective Contracts and the Plan; with the consent of the participant, to cancel or modify an option or Stock Award, provided, that the modified provision is permitted to be included in an option granted under the Plan on the date of the modification, and further, provided, that in the case of a modification (within the meaning of Section 424(h) of the Code) of an ISO, such option as modified would be permitted to be granted on the date of such modification under the terms of the Plan; to prescribe, amend and rescind rules and regulations relating to the Plan; and to make all other determinations necessary or advisable for administering the Plan. Any controversy or claim arising out of or relating to the Plan, any option or Stock Award granted under the Plan or any Contract shall be determined unilaterally by the Committee in its sole discretion. The determinations of the Committee on the matters referred to in this Paragraph 3 shall be conclusive and binding on the parties. No member or former member of the Committee shall be liable for any action, failure to act or determination made in good faith with respect to the Plan, any Contract or any option or Stock Award hereunder.

      4. Eligibility. The Committee may from time to time, in its sole discretion, consistent with the purposes of the Plan, grant options or Stock Awards to (a) key employees (including officers and directors who are key employees) of the Company or any of its Subsidiaries and (b) consultants to the Company or any of its Subsidiaries. An individual to whom an option or a Stock Award has been granted is referred to under the Plan as a "participant".

      Options and Stock Awards granted hereunder shall cover such number of shares of Common Stock as the Committee may determine, in its sole discretion, as set forth in the applicable Contract; provided, however, that the aggregate market value (determined at the time the option is granted in accordance with Paragraph 5) of the shares of Common Stock for which any eligible employee may be granted ISOs under the Plan or any other plan of the Company which are exercisable for the first time by such optionee during any calendar year shall not exceed $100,000; provided further, that the maximum number of shares with respect to which ISOs may be granted under the Plan to any eligible employee in any fiscal year shall be 300,000. Such ISO limitation shall be applied by taking ISOs into account in the order in which they were granted. Any option granted in excess of such ISO limitation amount shall be treated as a NQSO to the extent of such excess.

      5. Exercise Price. The exercise price of the shares of Common Stock under each option shall be determined by the Committee, in its sole discretion, as set forth in the applicable Contract; provided, however, that the exercise price of an ISO shall not be less than the fair market value of the Common Stock subject to such option on the date of grant; and further, provided, that if, at the time an ISO is granted, the optionee owns (or is deemed to own under Section 424(d) of the Code) stock possessing more than 10% of the total combined voting power of all classes of stock of the Company, the exercise price of such ISO shall not be less than 110% of the fair market value of the Common Stock subject to such ISO on the date of grant.

      The fair market value of a share of Common Stock on any day shall be (a) if the principal market for the Common Stock is a national securities exchange, the average of the highest and lowest sales prices per share of Common Stock on such day as reported by such exchange or on a composite tape reflecting transactions on such exchange, (b) if the principal market for the Common Stock is not a national securities exchange and the Common Stock is quoted on The Nasdaq Stock Market ("Nasdaq"), and (i) if actual sales price information is available with respect to the Common Stock, the average of the highest and lowest sales prices per share of Common Stock on such day on Nasdaq, or (ii) if such information is not available, the average of the highest bid and lowest asked prices per share of Common Stock on such day on Nasdaq, or (c) if the principal market for the Common Stock is not a national securities exchange and the Common Stock is not quoted on Nasdaq, the average of the highest bid and lowest asked prices per share of Common Stock on such day as reported on the OTC Bulletin Board Service or by National Quotation Bureau, Incorporated or a comparable service; provided, however, that if clauses (a), (b) and (c) of this Paragraph are all inapplicable, or if no trades have been made or no quotes are available for such day, the fair market value of the Common Stock shall be determined by the Board of Directors or the Committee by any method consistent with applicable regulations adopted by the Treasury Department relating to stock options.

      6. Term. The term of each option granted pursuant to the Plan shall be such term as is established by the Committee, in its sole discretion, as set forth in the applicable Contract; provided, however, that the term of each ISO granted pursuant to the Plan shall be for a period not exceeding 10 years from the date of grant thereof; and further, provided, that if, at the time an ISO is granted, the optionee owns (or is deemed to own under Section 424(d) of the Code) stock possessing more than 10% of the total combined voting power of all classes of stock of the Company the term of the ISO shall be for a period not exceeding five years from the date of grant. Options shall be subject to earlier termination as hereinafter provided.

      7. Exercise. An option (or any part or installment thereof), to the extent then exercisable, shall be exercised by giving written notice to the Company at its principal office stating which option is being exercised, specifying the number of shares of Common Stock as to which such option is being exercised and accompanied by payment in full of the aggregate exercise price therefor (or the amount due on exercise if the applicable Contract permits installment payments)
(a) in cash or by certified check or (b) if the applicable Contract permits, with previously acquired shares of Common Stock having an aggregate fair market value on the date of exercise (determined in accordance with Paragraph 5) equal to the aggregate exercise price of all options being exercised, or with any combination of cash, certified check or shares of Common Stock having such value. The Company shall not be required to issue any shares of Common Stock pursuant to any such option until all required payments, including any required withholding, have been made.

      A person entitled to receive Common Stock upon the exercise of an option shall not have the rights of a stockholder with respect to such shares of Common Stock until the date of issuance of a stock certificate for such shares or in the case of uncertificated shares, an entry is made on the books of the Company's transfer agent representing such shares; provided, however, that until such stock certificate is issued or book entry is made, any optionee using previously acquired shares of Common Stock in payment of an option exercise price shall continue to have the rights of a stockholder with respect to such previously acquired shares.

      In no case may a fraction of a share of Common Stock be purchased or issued under the Plan.

      8. Stock Awards.

      (a) The Committee may from time to time cause the Company to grant Restricted Stock Awards and/or Restricted Stock Unit Awards under the Plan. A Restricted Stock Award is a grant of shares of Common Stock, and a Restricted Stock Unit Award is the grant of a right to receive shares of Common Stock in the future, with such shares of Common Stock or right to future delivery of such shares of Common Stock subject to a risk of forfeiture or other restrictions that will lapse upon the achievement of one or more conditions relating to completion of service by the participant, or achievement of performance goals or such other objectives, as established and determined by the Committee. The Committee may designate whether any Stock Award is intended to be "performance-based compensation" within the meaning of Section 162(m) of the Code. Any Stock Award intended to be "performance-based compensation" shall be conditioned on the achievement of one or more performance goals established by the Committee in a manner that is consistent with Section 162(m) of the Code.

      (b) At the time a grant of a Stock Award is made, the Committee shall establish a period of time (the "Restricted Period") applicable to the shares of Common Stock that are the subject of such Stock Award ("Restricted Shares"). Each grant of Restricted Shares may be subject to a different Restricted Period. The Committee may, in its sole discretion, at the time a grant is made, prescribe restrictions in addition to or other than the expiration of the Restricted Period, including the satisfaction of corporate or individual performance objectives, which shall be applicable to all or any portion of the Restricted Shares. The Committee may also, in its sole discretion, shorten or terminate the Restricted Period or waive any other restrictions applicable to all or a portion of such Restricted Shares. None of the Restricted Shares may be sold, transferred, assigned, pledged or otherwise encumbered or disposed of during the Restricted Period or prior to the satisfaction of any other restrictions prescribed by the Committee with respect to such Restricted Shares.

      (c) The Company shall issue, in the name of each participant to whom Restricted Shares under a Restricted Stock Award have been granted, stock certificates representing the total number of Restricted Shares granted to such person, as soon as reasonably practicable after the grant. Stock certificates with respect to the Restricted Shares under a Restricted Stock Unit Award shall be issued when such shares are no longer subject to forfeiture. The Company, at the direction of the Committee, shall hold such certificates, properly endorsed for transfer, for the participant's benefit until such time as the Restricted Shares are forfeited to the Company, or the restrictions lapse.

      (d) Unless otherwise provided by the Committee, holders of Restricted Shares shall have the right to vote such shares and have the right to receive any cash dividends with respect to such shares. All distributions, if any, received by a participant with respect to Restricted Shares as a result of any stock split, stock distribution, a combination of shares, or other similar transaction shall be subject to the restrictions of this Paragraph 8. A participant shall not have any rights of a shareholder with respect to Restricted Shares that are the subject of a Restricted Stock Unit Award until such Shares are issued by the Company.

      (e) Except as may otherwise be expressly provided by the Committee in the applicable Contract, if a participant's relationship as an employee of, or consultant to, the Company, terminates for any reason (including death or Disability), all Restricted Shares for which the restrictions have not previously lapsed shall thereupon immediately be forfeited to the Company.

      (f) Upon the expiration or termination of the Restricted Period and the satisfaction of any other conditions prescribed by the Committee, the restrictions applicable to the Restricted Shares shall lapse and a stock certificate for the number of Restricted Shares with respect to which the restrictions have lapsed shall be delivered, free of all such restrictions, to the participant or his beneficiary or estate, as the case may be.

      9. Termination of Relationship - Effect on Options. Except as may otherwise be expressly provided in the applicable Contract, an optionee whose relationship with the Company, as an employee or a consultant has terminated for any reason (other than as a result of the death or Disability of the optionee) may exercise his options, to the extent exercisable on the date of such termination, at any time within three months after the date of termination, but not thereafter and in no event after the date the option would otherwise have expired; provided, however, that if such relationship is terminated either (a) for Cause (as defined in Paragraph 19), or (b) without the consent of the Company, such option shall terminate immediately. Except as may otherwise be expressly provided in the applicable Contract, options granted under the Plan to an employee or consultant shall not be affected by any change in the status of the optionee so long as the optionee continues to be an employee of, or a consultant to, the Company.

      For the purposes of the Plan, an employment relationship shall be deemed to exist between an individual and the Company if at the time of the determination, the individual was an employee of such corporation for purposes of Section 422(a) of the Code. As a result, an individual on military, sick leave or other bona fide leave of absence shall continue to be considered an employee for purposes of the Plan during such leave if the period of the leave does not exceed 90 days, or, if longer, so long as the individual's right to reemployment with the Company, is guaranteed either by statute or by contract. If the period of leave exceeds 90 days and the individual's right to reemployment is not guaranteed by statute or by contract, the employment relationship shall be deemed to have terminated on the 91st day of such leave.

      10. Death or Disability of an Optionee. Except as may otherwise be expressly provided in the applicable Contract, if an optionee dies (a) while he is an employee of, or consultant to, the Company, (b) within three months after the termination of such relationship (unless such termination was for Cause or without the consent of the Company) or (c) within one year following the termination of such relationship by reason of his Disability, the options that were granted to him as an employee or consultant may be exercised, to the extent exercisable on the date of his death, by his Legal Representative (as defined in Paragraph 20) at any time within one year after death, but not thereafter and in no event after the date the option would otherwise have expired.

      Except as may otherwise be expressly provided in the applicable Contract, any optionee whose relationship as an employee of, or consultant to, the Company, has terminated by reason of such optionee's Disability may exercise the options that were granted to him as an employee or consultant, to the extent exercisable upon the effective date of such termination, at any time within one year after such date, but not thereafter and in no event after the date the option would otherwise have expired.

      11. Compliance with Securities Laws. The Committee may require, in its sole discretion, as a condition to the exercise of any option or Stock Award that either (a) a Registration Statement under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the shares of Common Stock to be issued upon such exercise or as a result of such Stock Award shall be effective and current at the time of exercise or grant, or (b) there is an exemption from registration under the Securities Act for the issuance of the shares of Common Stock that are subject to such option or Stock Award. Nothing herein shall be construed as requiring the Company to register shares subject to any option or Stock Award under the Securities Act or to keep any Registration Statement effective or current.

      The Committee may require, in its sole discretion, as a condition to the receipt of an option or Stock Award or the exercise of any option that the optionee execute and deliver to the Company his representations and warranties, in form, substance and scope satisfactory to the Committee, which the Committee determines are necessary or convenient to facilitate the perfection of an exemption from the registration requirements of the Securities Act, applicable state securities laws or other legal requirement, including without limitation that (a) the shares of Common Stock to be issued upon the exercise of the option or grant or lapse of restrictions with respect to a Stock Award are being acquired by the participant for his own account, for investment only and not with a view to the resale or distribution thereof, and (b) any subsequent resale or distribution of shares of Common Stock by such participant will be made only pursuant to (i) a Registration Statement under the Securities Act which is effective and current with respect to the shares of Common Stock subject to such option or Stock Award, or (ii) a specific exemption from the registration requirements of the Securities Act, but in claiming such exemption, the participant shall prior to any offer of sale or sale of such shares of Common Stock provide the Company with a favorable written opinion of counsel satisfactory to the Company, in form, substance and scope satisfactory to the Company, as to the applicability of such exemption to the proposed sale or distribution.

      In addition, if at any time the Committee shall determine, in its sole discretion, that the listing or qualification of the shares of Common Stock subject to any option or Stock Award on any securities exchange, Nasdaq or under any applicable law, or the consent or approval of any governmental agency or regulatory body, is necessary or desirable as a condition to, or in connection with, the granting of an option or Stock Award or the issuing of shares of Common Stock thereunder, such option or Stock Award may not be granted and such option may not be exercised in whole or in part unless such listing, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Committee.

      12. Contracts. Each option and Stock Award shall be evidenced by an appropriate Contract which shall be duly executed by the Company and the optionee, and shall contain such terms, provisions and conditions not inconsistent herewith as may be determined by the Committee. The terms of each option, Stock Award and Contract need not be identical.

      13. Adjustments Upon Changes in Common Stock. Notwithstanding any other provisions of the Plan:

      (a) a stock dividend, recapitalization, merger or consolidation in which the Company is the surviving corporation, or a spin-off, split-up, combination or exchange of shares or the like which results in a change in the number or kind of shares of Common Stock which is outstanding immediately prior to such event, the Committee shall appropriately adjust the aggregate number and kind of shares subject to the Plan, the aggregate number and kind of shares subject to each outstanding option and the exercise price thereof and the aggregate number and kind of shares subject to each Stock Award. Such adjustments shall be conclusive and binding on all parties and may provide for the elimination of fractional shares which might otherwise be subject to options without payment therefor.

      (b) in the event of the liquidation or dissolution of the Company, or a merger to which the Company is a party whether or not it is the surviving corporation or a consolidation or a sale by the Company of all or substantially all of its assets, then, except as set forth below, (i) the options granted hereunder which are outstanding or unvested as of the date of such event, shall continue to be outstanding and the optionee shall be entitled to receive an option in the surviving corporation for the same number of shares as he would have been entitled to receive if he had exercised the options granted hereunder immediately prior to the transaction and actually owned the shares of common stock subject to such option, and (ii) all restrictions and conditions with respect to Restricted Shares shall lapse. The exercise price of the option in the surviving corporation shall be such that the aggregate consideration for the shares of stock subject to the option in the surviving corporation shall be equal to the aggregate consideration payable with respect to the option granted under the Plan.

      Notwithstanding the foregoing, the Company shall have the right, by written notice, provided to an optionee sent no later than 15 days prior to the proposed liquidation, dissolution, merger or other transaction, to advise the optionee that upon consummation of the transaction all options granted to any optionee under the Plan shall terminate and be void, in which event, the optionee shall have the right to exercise all options then currently exercisable in accordance with the terms of the applicable option Contract within 10 days after the date of the notice from the Company.

      Upon a Change of Control of the Company (as defined below), each option shall become immediately exercisable with respect to all shares of Common Stock subject thereto and all restrictions and conditions with respect to Restricted Shares shall lapse, unless the provisions of Paragraphs 13(a) or (b) are operative. For purposes hereof, a "Change in Control" shall be deemed to have occurred if: (i) any "person" or "group" (as such terms are used in Sections 3(a)(9) and 13(d)(3) of the Securities Exchange Act of 1934, as amended (the "Act")), except if an employee stock ownership trust (or any of the trustees thereof) or any of the executive officers as of the date of stockholder approval of the Plan become a "beneficial owner" (as such term is used in Rule 13d-3 promulgated under the Act), after the date hereof, directly or indirectly, of securities of the Company representing 20% or more of the combined voting power of the Company's then outstanding securities; (ii) a change in "control" of the Company (as the term "control" is defined in Rule 12b-2 or any successor rule promulgated under the Act) shall have occurred; (iii) individuals who, as of the date this Plan was first adopted by the Board of Directors (the "Effective Date"), constitute the Board of Directors (the "Incumbent Board") cease for any reason to constitute a majority of the members of the Board of Directors, provided, however, that any person becoming a director subsequent to the Effective Date whose election or nomination for election was approved by a vote of at least two-thirds of the directors constituting the Incumbent Board shall be considered a member of the Incumbent Board, provided, further, however, that no individual initially elected or nominated as a director of the Board of Directors as a result of an actual or threatened election contest with respect to directors or any other actual or threatened solicitation of proxies or consents by or on behalf of any person other than the Board of Directors shall be deemed to be a member of the Incumbent Board; (iv) the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets; or (v) the stockholders of the Company approve a merger or consolidation of the Company with any other company, other than a merger or consolidation which would result in the combined voting power of the Company's voting securities outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 70% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation.

      14. Amendments and Termination of the Plan. The Plan was adopted by the Board of Directors on May 14, 1999. No ISO may be granted under the Plan after May 13, 2009. The Board of Directors, without further approval of the Company's stockholders, may at any time suspend or terminate the Plan, in whole or in part, or amend it from time to time in such respects as it may deem advisable, including, without limitation, in order that ISOs granted hereunder meet the requirements for "incentive stock options" under the Code, to comply with any change in applicable law, regulations, rulings or interpretations of any administrative agency; provided, however, that no amendment shall be effective without the requisite prior or subsequent stockholder approval which would (a) except as contemplated in Paragraph 13, increase the maximum number of shares of Common Stock for which options or Stock Awards may be granted under the Plan,
(b) change the eligibility requirements to receive options or Stock Awards hereunder or (c) make any other change for which applicable law requires stockholder approval. No termination, suspension or amendment of the Plan shall, without the consent of the participant, adversely affect his rights under any option or Stock Award granted under the Plan. The power of the Committee to construe and administer any option or Stock Award granted under the Plan prior to the termination or suspension of the Plan nevertheless shall continue after such termination or during such suspension.

      15. Non-Transferability. No option or Stock Award granted under the Plan shall be transferable otherwise than by will or the laws of descent and distribution, and options may be exercised, during the lifetime of the optionee, only by the optionee or his Legal Representatives. Except to the extent provided above, options, Stock Awards, and the shares of Common Stock subject thereto may not be assigned, transferred, pledged, hypothecated or disposed of in any way (whether by operation of law or otherwise) and shall not be subject to execution, attachment or similar process, and any such attempted assignment, transfer, pledge, hypothecation or disposition shall be null and void ab initio and of no force or effect.

      16. Withholding Taxes. The Company, may withhold (a) cash, (b) shares of Common Stock to be issued upon exercise of an option or with respect to which forfeiture restrictions lapse having an aggregate fair market value on the relevant date (determined in accordance with Paragraph 5), or (c) any combination thereof, in an amount equal to the amount which the Committee determines is necessary to satisfy the obligation of the Company, to withhold Federal, state and local income taxes or other amounts incurred by reason of the grant, vesting, exercise or disposition of an option or Stock Award, as applicable, or the disposition of the underlying shares of Common Stock. Alternatively, the Company may require the holder to pay to the Company such amount, in cash, promptly upon demand.

      17. Legends; Payment of Expenses. The Company may endorse such legend or legends upon the certificates for shares of Common Stock issued under the Plan and may issue such "stop transfer" instructions to its transfer agent in respect of such shares as it determines, in its discretion, to be necessary or appropriate to (a) prevent a violation of, or to perfect an exemption from, the registration requirements of the Securities Act and any applicable state securities laws, (b) implement the provisions of the Plan or any agreement between the Company and the optionee with respect to such shares of Common Stock, including any stockholder's agreement, or (c) permit the Company to determine the occurrence of a "disqualifying disposition," as described in
Section 421(b) of the Code, of the shares of Common Stock issued or transferred upon the exercise of an ISO granted under the Plan. Each participant may, in the Committee's discretion, be required to execute a stockholders' agreement as a condition to receiving a grant of options or a Stock Award hereunder.

      The Company shall pay all issuance taxes with respect to the issuance of shares of Common Stock under the Plan, as well as all fees and expenses incurred by the Company in connection with such issuance.

      18. Use of Proceeds. The cash proceeds received upon the exercise of an option under the Plan shall be added to the general funds of the Company and used for such corporate purposes as the Board of Directors may determine.

      19. Substitutions and Assumptions of Options of Certain Constituent Corporations. Anything in this Plan to the contrary notwithstanding, the Board of Directors may, without further approval by the stockholders, substitute new options for prior options of a Constituent Corporation (as defined in Paragraph
20) or assume the prior options of such Constituent Corporation.

      20. Definitions. For purposes of the Plan, the following terms shall be defined as set forth below:

      (a) "Cause" shall mean (i) in the case of an employee or consultant, if there is a written employment or consulting agreement between the optionee and the Company, any of its Subsidiaries or a Parent which defines termination of such relationship for cause, cause as defined in such agreement, and (ii) in all other cases, cause as defined by applicable state law.

      (b) "Constituent Corporation" shall mean any corporation which engages with the Company, any of its Subsidiaries or a Parent in a transaction to which
Section 424(a) of the Code applies (or would apply if the option assumed or substituted were an ISO), or any Parent or any Subsidiary of such corporation.

      (c) "Disability" shall mean a permanent and total disability within the meaning of Section 22(e)(3) of the Code.

      (d) "Legal Representative" shall mean the executor, administrator or other person who at the time is entitled by law to exercise the rights of a deceased or incapacitated optionee with respect to an option granted under the Plan.

      (e) "Parent" shall have the same definition as "parent corporation" in
Section 424(e) of the Code.

      (f) "Subsidiary" shall have the same definition as "subsidiary corporation" in Section 424(f) of the Code.

      21. Governing Law; Construction. The Plan, the options and Contracts hereunder and all related matters shall be governed by, and construed in accordance with, the laws of the State of Delaware, without regard to conflict of law provisions. Neither the Plan nor any Contract shall be construed or interpreted with any presumption against the Company by reason of the Company causing the Plan or Contract to be drafted. Whenever from the context it appears appropriate, any term stated in either the singular or plural shall include the singular and plural, and any term stated in the masculine, feminine or neuter gender shall include the masculine, feminine and neuter.

      22. No Right to Continued Employment or Service. Nothing in the Plan or in any option or Stock Award granted under the Plan shall confer on any participant any right to continue in the employ of, or as a consultant to, the Company or as a director of the Company, or interfere in any way with any right of the Company to terminate the participant's relationship at any time for any reason whatsoever without liability to the Company.

      23. Partial Invalidity. The invalidity, illegality or unenforceability of any provision in the Plan, any option or Contract shall not affect the validity, legality or enforceability of any other provision, all of which shall be valid, legal and enforceable to the fullest extent permitted by applicable law.

      24. Stockholder Approval. The Plan shall be subject to approval by the Company's stockholders.